                                                                 COMMISSION FILE
                                                                 NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                                   ----------

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              MAIC HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          Alabama                                   6719                              63-1137505
(State or other jurisdiction of            (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)                    Code No.)                       Identification No.)

                              100 Brookwood Place
                           Birmingham, Alabama  35209
                    (Address of Principal Executive Offices)

             MAIC HOLDINGS, INC. INCENTIVE COMPENSATION STOCK PLAN
                            (Full title of the plan)

                                   ----------

                       A. Derrill Crowe, M.D., President
                              100 Brookwood Place
                           Birmingham, Alabama  35209
                    (Name and address of agent for service)
                                 (205) 877-4400
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                            Jack P. Stephenson, Jr.
                                 BURR & FORMAN
                                P.O. Box 830719
                         Birmingham, Alabama 35283-0719

                        CALCULATION OF REGISTRATION FEE


 TITLE OF                                 PROPOSED                     PROPOSED
SECURITIES         AMOUNT                 MAXIMUM                      MAXIMUM                      AMOUNT OF
   TO BE            TO BE              OFFERING PRICE                  AGGREGATE                   REGISTRATION
REGISTERED       REGISTERED              PER SHARE*                 OFFERING PRICE*                     FEE
- ----------       ----------            --------------               ---------------                --------------
Common Stock
par value         750,000                   $30.00                    $22,500,000                     $7,758.62
$1.00


- -------------------------
*Calculated in accordance with Rule 457(h) of the Securities and Exchange Commission.
     This Registration Statement shall become effective in accordance with Rule 462 under the Securities Act of 1933.
                                        Page 1 of 13
                                        Index to Exhibits on Page 6



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                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, filed with, or furnished to, the Commission, or information included therein, are incorporated herein by reference:

        (a) The Company's latest Annual Report filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or any later Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report or the Prospectus referred to in (a) above.

        (c) The description of the common stock registered under Section 12 of the Securities Exchange Act of 1934 contained in the registration statement filed under such Act, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference in and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        MAIC Holdings, Inc.

        Article X of the By-Laws of MAIC Holdings sets forth the extent to which MAIC Holdings directors and officers may be indemnified by MAIC Holdings against liabilities which they may incur while serving in such capacities. Such indemnification is authorized by Section 145 of the Delaware General Corporation Law.

        The By-Laws provide that MAIC Holdings shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of MAIC Holdings) by reason of the fact that he is or was a director, officer, employee or agent of MAIC Holdings, or is or was serving at the request of MAIC Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of MAIC Holdings, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of MAIC Holdings, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        The By-Laws further provide that MAIC Holdings shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of MAIC Holdings to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent




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

of MAIC Holdings, or is or was serving at the request of MAIC Holdings, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of MAIC Holdings and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to MAIC Holdings unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of such other court shall deem proper.

        Article Eighth of MAIC Holdings Certificate of Incorporation also provides, to the fullest extent permitted by the Delaware General Corporation Law, that no director of MAIC Holdings shall be liable to MAIC Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED     Not applicable.

ITEM 8.  EXHIBITS

        4.1      Certificate of Incorporation of MAIC Holdings

        4.2      By-laws of MAIC Holdings

        4.3      Form of Common Stock Certificate

        4.4      Mutual Assurance, Inc. 1995 Stock Award Plan

        4.5      Amendment and Assumption Agreement

        5        Opinion of Burr & Forman

        23.1     Consent of Ernst & Young LLP

        23.2     Consent of Burr & Forman (included in Exhibit 5)

        99 Corporations whose employees are eligible to participate in the Plan.


ITEM 9.  UNDERTAKINGS

        (a)      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.




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


        Provided, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses paid or incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf, as the Registrant and the person responsible for the administration of the Plan, by the undersigned thereunto duly authorized in the City of Homewood, State of Alabama, on this the 28th day of June, 1996.


                                 MAIC HOLDINGS, INC.


                                 By: /s/ A. Derrill Crowe
                                     -----------------------
                                     A. Derrill Crowe, M.D., President


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul R. Butrus, James J. Morello and Robert D. Francis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                Title                                        Date
         ---------                                -----                                        ----
/s/ A. Derrill Crowe, M.D.
- ----------------------------
A. Derrill Crowe, M.D.                  President (Principal Executive Officer)                  June 28, 1996
                                        and Director

/s/ Paul R. Butrus
- ----------------------------
Paul R. Butrus                          Executive Vice President (Principal                      June 27, 1996
                                        Executive Officer) and Director

/s/ James J. Morello
- ----------------------------
James J. Morello                        Treasurer (Principal Financial Officer
                                        and Principal Accounting Officer)                        June 27, 1996

- ----------------------------
Paul D. Everest, M.D.                   Director                                                 June    , 1996
                                                                                                      ---

- ----------------------------
Robert E. Flowers, M.D.                 Director                                                 June    , 1996
                                                                                                      ---

/s/ Leon C. Hamrick
- ----------------------------
Leon C. Hamrick, M.D.                   Director                                                 June 28, 1996



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


                                EXHIBIT INDEX

EXHIBIT                                                                                 PAGE
- -------                                                                                 ----
   4.1      Certificate of Incorporation of MAIC Holdings, Inc.(1)                      - -

   4.2      By-laws of MAIC Holdings, Inc.(1)                                           - -

   4.3      Form of Common Stock Certificate(1)                                         - -

   4.4      Mutual Assurance, Inc. 1995 Stock Award Plan(1)                             - -

   4.5      Amendment and Assumption Agreement                                          - 7 -

   5        Opinion of Burr & Forman                                                    -10-

   23.1     Consent of Ernst & Young LLP                                                -12-

   23.2     Consent of Burr & Forman (included in Exhibit 5)                            - -

   99       Corporations whose employees are eligible to participate in the Plan.       -13-



- ------------------


    (1) Filed as an exhibit to the Company's Registration Statement on Form S-4 (Commission File No. 33- 91508) and incorporated herein by reference pursuant to Rule 12b-32 of the Securities and Exchange Commission.




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